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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-34510) pertaining to the Intermune Pharmaceutical, Inc.'s 1999 Stock Option/Stock Issuance Plan, the 2000 Equity Incentive Plan and the 2000 Non-Employee Director's Stock Option Plan of Intermune Pharmaceuticals, Inc. and in the Registration Statements (Form S-1 Nos. 333-96029 and 333-45460) of our report dated February 9, 2001, with respect to the financial statements of Intermune Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 23, 2001